Exhibit 31.2

CERTIFICATIONS*

I, Sunit S. Patel, certify that:

1.	I have reviewed this Amendment No. 1 to the Form 10-K of Level 3 Communications, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 20, 2015

/s/ Sunit S. Patel
Sunit S. Patel
Chief Financial Officer

* Provide a separate certification for each principal executive officer and principal financial officer of the registrant. See Rules 13a-14(a) and 15d-14(a).